Exhibit 10.2

Reference No.: Xin 2012072

House Lease Contract

Landlord (hereinafter referred to as “Party A”): Daqing Hi-tech Business Incubator

Tenant (hereinafter referred to as “Party B”): Daqing Sunway Sic-tech Co., Ltd.

    Daqing Hi-tech Business Incubator (Party A) focuses on breeding and incubating scientific and technological projects or enterprises in the high-end industries such as new-generation information technology, new energy, new materials, energy-saving and environment-protection, equipment manufacturing, biology and automobile and on introducing corporate headquarters, R&D institutions and hi-tech services industries concerned.

Article 1 The Subject Matter of the Contract

 Party A agrees to lease the Room 320, occupying the floor area of 39.42 square kilometers (subject to the surveying and mapping area) in the Building 1 in the Emerging-Industry Incubator (the park) to Party B for the purpose of scientific research, production and working. Both parties need to sign the Letter of Delivery of the Premises after this Contract is signed.

Article 2 Term of Tenancy

The term of tenancy is one year from the 27th day of March 2012 to the 26th day of March 2013.

Article 3 Payment of Fees

The fees for use of the premises will be paid in terms of the floor area. Based on the calculation, the rent of the premises totals RMB 4,731.  The property management fees totals RMB 670. The heating fees totals RMB 1,498. Water and electricity fees, equally shared by all, totals RMB 197. The sum of aforementioned fees is RMB 7,096, namely, seven thousand and ninety six yuan. The above fees shall be fully paid prior to the signature and execution of this Contract.

Party B shall submit the application one month in advance for the purpose of renewal of the Contract. Both parties will renew the lease contract with the approval of Party A and all fees for use of the premises fully paid as required. Party B is deemed not to renew the Contract in case that Party B does not submit the application for renewal and not pay all fees for use as the term of tenancy expires.

Article 4 Security Deposit

Party B shall pay the security deposit, accounting for 10% of the fees which is totals RMB 0.00, to ensure that the facilities in the premises and the public facilities are not damaged artificially and the relevant fees related are not behind in payment. Party A makes confirmation that Party B has paid all fees, conducts the check and acceptance for the premises returned by Party B and both parties sign the Letter of Delivery of Premises prior to returning the interest-free deposit to Party B in the event that Party B requires to return the premises at the time of termination of the Contract.  Provided that the damaged facilities in the premises and the damaged public facilities are not repaired or the payable fees for use of premises are not paid when Party B returns the premises, Party A will deduct the corresponding fees from the security deposit.

Article 5 Rights and Duties of Party A

1. Party A shall ensure the clear ownership of the premises. Party A is responsible for resolving the relevant disputes of property rights.

 2. Party A shall deliver the premises to Party B on time and ensure that the premises are available for normal use.

3. Party A shall conduct the regulatory check on the premises and their accessory facilities and shall bear the costs of routine heavy repairs not caused by Party B.

4. Party A may carry out safety and environment supervision and check on the premises herein and Party B’s production and management activities.

5. Party A may take the premises back due to the expiration of the Contract or Party B’s breach of the Contract.

6. Party A may adjust the fees for use of the premises in accordance with the actual market conditions in the term of tenancy.

Article 6 Rights and Duties of Party B

1. Party B may occupy and use the premises in the term of tenancy.

2. Party B may not change the use of the premises, or not supply or sublet the premises to the third party.

3. Party B shall strictly abide by the corresponding regulations provided by Party A and may not make use of the premises to engage in any illegal and rule-breaking activities.

4. Party B may not change the structure of the premises, decorate the partitions or install any air-conditioner board or advertising boards without authorization.

5. Party B may not change the infrastructures such as water, electricity and heating without authorization.

6. Party B may not use the high-power electrical equipments or stoves such as electric stoves and electric heaters in the premises.

7. Party B may not paste or hang anything on the wall, the doors or on the windows outside the premises.

8.  Party B shall return the intact premises to Party A when the term of tenancy expires. As for the partitions decorated by Party B, Party B may either dismantle them to recover the original appearance of the premises or maintain the current appearance of the partitions which will be owned by Party A for free with the approval of Party A.

9. Party B shall be responsible for the daily maintenance and repair and shall bear the costs concerned in the term of tenancy (the daily maintenance and repair mainly refer to the natural ageing or artificial damages of components of door and windows in the premises, lockset, lamps, sockets, switches and valves of water supply and heating supply).

10. Party B shall submit the Statistical Form to Party A on time.

Article 7 Termination of Contract

1. Any party may not terminate the Contract without cause or reason in the term of tenancy. Party A shall give a one-month notice to Party B and shall return the remaining paid rent and the security deposit to Party B provided that Party A has to take the premises back due to special reasons. Party B shall submit the application one month in advance to Party A provided that Party B has to return the premises to Party A due to special reasons. Party A will deduct 20% of the remaining paid rent as the liquidated damages.

2. Party A may terminate the contract and take the premises back from Party B:

A. dismantles or reconstructs the structures of the premises or changes the use of the premises without authorization;

B.Does not carry out substantive work for more than two months after the delivery of the premises, delays paying the rent for two months or fails to submit the Statistical Form to Party A on time;

C. Makes use of the premises to engage in illegal activities;

D. Damages the premises with intention.

3.  The Contract will be canceled by law due to national building, governmental dismantlement or force majeure.

Article 8 Liabilities of Breach of Contract

1. Any party shall be responsible for the losses due to failure to perform terms and conditions herein or default of national laws, regulations or other agreements signed by both parties.

2. Party A shall pay the liquidated damages, equal to 2% of the fees for use per month to Party B. In case of delivery of the premises for one day late, Party B shall pay the overdue fines, equal to 2% of the fees for use per month in case of paying the fees for use for one day late.

3. Party B shall move out from the premises within 10 days as the term of tenancy expires if there is no renewal of the Contract.

4. Any party will take no responsibility for losses or damages arising out of irresistible reasons and losses, and any loss to Party B’s equipments due to equipment failure caused by water supply, heating, gas or other departments or providers of network and communications.

Article 9 Supplementary Provisions

Enterprises, which are temporarily arranged to settle in the Emerging Industrial Incubator due to maintenance and reconstruction of Daqing Hi-tech Business Incubator, shall promise to abide by the arrangements of Daqing Hi-tech Business Incubator after completion of the above maintenance and reconstruction.

For issues not stipulated in this Contract, Party A and Party B agree to sign a supplemental agreement through negotiation.

Article 10 Signing the Contract

1. This Contract will come into effect after the signature of the legal representatives of both parties or the agents entrusted by legal representatives. As for the enterprise which does not receive the business license, the initiator of the enterprise may sign the Contract on behalf of the enterprise, the Contract shall be stamped after the enterprise completes registration in the industrial and commercial administrative department.

2. Terms not stipulated in this Contract and the supplemental agreement shall be implemented in accordance with relevant national laws, regulations and policies.

3. Disputes occurring in the term of the Contract shall be resolved by Party A and Party B through negotiation.  In the event that the negotiation fails to resolve the dispute, any party may file a lawsuit to the People’s court where Party A is located.

4. This contract includes four pages and is in quadruplicate. Party A holds three copies and Party B holds one copy. All copies have the equal effect.

Party A (stamp):Daqing Hi-tech Business Incubator  Party B (stamp): Daqing Sunway Sic-tech Co., Ltd.

Person in Charge of Economic Cooperation Department (signature):      Legal Representative (signature):

Person in Charge of Daqing Hi-tech Business Incubator (signature): Xu Zhaoyang       Entrusted Agent (signature): Xu Yanting

Address:	Address:
Telephone:	Telephone: 86-018745965238

Signed on: March 30 2012

Security Agreement

Party A: Daqing Hi-tech Business Incubator

Party B: Daqing Sunway Sic-tech Co., Ltd.

In order to ensure that Party B has a sound and safe working environment, Party A and Party B hereby sign the security agreement through negotiation.

1. Party A carries out the 24-hour entrance guard system, the nighttime patrol system and the visitor registration system. Party B provides cooperation with Party. Party A conducts strict examination on external persons and articles coming in or out of the building. Enterprises may remove the articles and equipments out of the building with the approval of Daqing Hi-tech Business Incubator and shall show the written documents stamped by the owner of aforementioned articles and equipments to the entrance guard.

2. Party A and Party B shall strengthen the security management. Party A is responsible for security of the public area of the building. Party B is responsible for security inside the premises. Both parties support each other and work closely with each other.

3. Party B shall assist Party A to keep safety devices, protective covers, signal devices and safety guard rails related to various facilities and equipments intact. Any person may not dismantle and damage the said devices. Party B shall keep the articles, equipments and facilities provided by Party A intact without damages.

4. Party B shall utilize the electricity in strict accordance with the power supply capacity provided by Party A and may not remove or connect the power supply or change the circuits in the premises without approval of Party A. Party B is not allowed to use high-power electrical equipments and stoves such as electric stoves, electric heaters and electric water heaters in the premises. Party B will be punished in accordance with the relevant provisions and shall shoulder all responsibilities and pay compensation for all losses in case of damage of electrical distribution equipments or fire accidents due to default of the aforementioned provisions.

5. Party B may not store inflammable, explosive, corrosive or poison articles in the building.

6. Party B may renovate and reconstruct the premises and store the articles in the premises as required by the floor loads. Party B shall shoulder all responsibilities and consequences provided that the building is damaged due to overloading.

7.  Party B shall strictly abide by Regulations of Public Security and Fire Fighting Management of Daqing.  Party B shall prohibit smoking and firing in the premises and protect the fire fighting equipments. Party B is not allowed to remove the fire fighting equipments without approval.

8. Party B shall strengthen its safety education of its employees who shall care of the public properties and facilities and abide by sanitary regulations of their own free will without littering clustering garbage and parking bicycles randomly. Party B shall keep the interior of the premises clean and tidy, the galleries clear and all articles placed neatly.

9.  The person in charge of Party B is the most important person in charge of security and appoints the special person to undertake the security work and keep efficient communication with Party A. Party B shall take all responsibilities and pay compensation for all losses caused by security accidents occur due to default of security management regulations concerned.

10. Issues not stipulated in this Contract will be resolved by Party A and Party B through negotiation.

11. This agreement is in quadruplicate. Party A holds three copies. Party B holds one copy. All copies have the equal effect.

Party A (stamp): Daqing Hi-tech Business Incubator	Party B (stamp): Daqing Sunway Sic-tech Co., Ltd.

Person in Charge of Economic Cooperation Department (signature):	Person in Charge (signature):

Address: Daqing Emerging Industry Incubator	Address:

Person in Charge of Daqing Hi-tech Business Incubator (signature): Xu Zhaoyang	Entrusted Agent (signature): Xu Yanting

Telephone:	Telephone: 86-018745965238

Signed on: March 30 2012